UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant:   ☒
Filed by a Party other than the Registrant:   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ZION OIL & GAS, INC.
______________________________________________________
(Name of Registrant as Specified In Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders of Zion Oil & Gas, Inc.
to be Held on June 16, 2009

Under United States Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The website noted below also lists a telephone number you may use should you prefer to vote by telephone. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2009 Notice of Annual Meeting of Stockholders and Proxy Statement and the 2008 Annual Report on Form 10-K for Zion Oil & Gas, Inc. are available at www.cfpproxy.com/6115

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

Step 1: Go to www.cfpproxy.com/6115 to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 5, 2009 to facilitate timely delivery.

Zion Oil & Gas, Inc. Annual Meeting Notice & Admission Ticket

The Annual Meeting of Stockholders of Zion Oil & as, Inc. will be held on June 16, 2009 at 2:00 pm, Central Daylight Savings Time. Only shareholders who owned stock at the close of business on the record date, April 21, 2009 (the “Record Date”) may vote at the Annual Meeting or any adjournment of postponement of the Annual Meeting that may take place.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	The election of three Class I directors of Zion Oil & Gas, Inc., each for a term of three years: 1 – John Brown; 2 – Forrest A. Garb; 3 – Julian Taylor.
2.
The amendment of certificate of incorporation of Zion Oil & Gas, Inc. to increase the number of shares of common stock, par value $.01  that the Company is authorized to issue from 30 million to 50 million.

3.	To consider and act upon such other matters as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, or by telephone after accessing www.cfpproxy.com/6115 or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to attend the Zion Oil 2009 Annual Meeting where you may vote in person can be found on www.cfpproxy.com/6115

Here’s how to order a copy of the proxy materials:

Paper copies: Delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

☐
Internet – Go to www.cfpproxy.com/6115 Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

☐
Telephone – Call us free of charge at 800-951-2405 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

☐
Email – Send email to fulfillment@rtco.com with “Proxy Materials Zion Oil & Gas, Inc.” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 5, 2009.